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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                            VIRAGE LOGIC CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                                   77-0416232
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(State of incorporation or organization)    (I.R.S. employer identification no.)



                46501 Landing Parkway, Fremont, California 94538
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                    (Address of principal executive offices)

If this form relates to the registration of a class          If this form relates to the registration of a class of
of securities pursuant to Section 12(b) of the               securities pursuant to Section 12(g) of the Exchange
Exchange Act and is effective pursuant to General            Act and is effective pursuant to General Instruction
Instruction A(c), check the following box. [  ]              A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-36108

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                         Name of Each Exchange on
      Title of Each Class To Be So Registered                      Which Each Class Is To Be Registered
      ---------------------------------------                      ------------------------------------
                       None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                  ---------------------------------------------
                                (Title of Class)


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Item 1. Description of Registrant's Securities to be Registered

     A description of the Common Stock being registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-36108 as originally filed with the Securities and Exchange Commission on May 2, 2000 or as subsequently amended (the "Registration Statement") and is hereby incorporated by reference in response to this item.

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.                         Description
-----------                         -----------
    1          Amended and Restated Certificate of Incorporation of the
               Registrant to be effective upon closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.3 to the Registration Statement).

    2 Amended and Restated Bylaws of the registrant to be effective upon closing of the Registrant's initial public offering
               (incorporated by reference to Exhibit 3.4 to the Registration
               Statement)

    3          Restated and Amended Investors' Rights Agreement, among the
               Registrant and certain stockholders dated December 3, 1999
               (incorporated by reference to Exhibit 4.2 to the Registration
               Statement)


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 17, 2000                 VIRAGE LOGIC CORPORATION


                                     By: /s/ JAMES R. PEKARSKY
                                         ---------------------
                                         James R. Pekarsky
                                         Vice President and
                                         Chief Financial Officer



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